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                                                                     Exhibit 21


                       SUBSIDIARIES OF ABBOTT LABORATORIES

         The following is a list of subsidiaries of Abbott Laboratories. Abbott Laboratories is not a subsidiary of any other corporation. Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories' subsidiary, such has been noted by designating the percentage of ownership.


DOMESTIC SUBSIDIARIES                                                  INCORPORATION
Abbott Chemicals Plant, Inc.                                           Puerto Rico

Abbott Fermentation Products
 de Puerto Rico, Inc.                                                  Puerto Rico

Abbott Health Products, Inc.                                           Delaware

Abbott Home Infusion Services of
New York, Inc.                                                         New York

Abbott International Ltd.                                              Delaware

Abbott International Ltd.
 of Puerto Rico                                                        Puerto Rico

Abbott Laboratories Inc.                                               Delaware

Abbott Laboratories
 International Co.                                                     Illinois

Abbott Laboratories Pacific Ltd.                                       Illinois

Abbott Laboratories (Puerto Rico)
  Incorporated                                                         Puerto Rico

Abbott Laboratories Residential
  Development Fund, Inc.                                               Illinois

Abbott Laboratories Services Corp.                                     Illinois

Abbott Trading Company, Inc.                                           Virgin Islands

Abbott Universal Ltd.                                                  Delaware

AC Merger Sub Inc.                                                     Delaware

CMM Transportation, Inc.                                               Delaware

Corporate Alliance, Inc.                                               Delaware

Fuller Research Corporation                                            Delaware 40%

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IMTC Technologies, Inc.                                                Delaware

Laser Surgery Partnership                                              Illinois 40%

M & D Sales Corporation
d/b/a "Nutra/Balance Products"                                         Indiana

Medlase Holding Corporation                                            Delaware 40%

Murex Diagnostics, Inc.                                                Delaware

North Shore Properties, Inc.                                           Delaware

Oximetrix de Puerto Rico, Inc.                                         Delaware

Perclose, Inc.                                                         Delaware

Solartek Products, Inc.                                                Delaware

Sorenson Research Co., Inc.                                            Utah

Swan-Myers, Incorporated                                               Indiana

TAP Finance Inc.                                                       Delaware

TAP Holdings Inc.                                                      Delaware 50%

TAP Pharmaceuticals Inc.                                               Delaware 50%*

Tobal Products Incorporated                                            Illinois

____________________________

*  TAP Pharmaceuticals Inc. is a wholly-owned subsidiary of TAP Holdings, Inc.


                                                                       COUNTRY
                                                                       IN WHICH
FOREIGN SUBSIDIARIES                                                   ORGANIZED
Abbott Laboratories Argentina, S.A.                                    Argentina

Abbott Australasia Pty. Limited                                        Australia

Abbott Laboratories Executive
 Superannuation Pty. Limited                                           Australia

Abbott Laboratories
 Superannuation Pty. Limited                                           Australia

MediSense Australia Pty. Ltd.                                          Australia

Abbott Gesellschaft m.b.H.                                             Austria

Abbott Hospitals Limited                                               Bahamas

Abbott Laboratories de Costa Rica Ltd.                                 Bahamas

Abbott Laboratories (Bangladesh) Ltd.                                  Bangladesh 85%

Murex Diagnostics International, Inc.                                  Barbados

Abbott, S.A.                                                           Belgium

Abbott Ireland
Hamilton, Bermuda                                                      Bermuda

Abbott Laboratorios do Brasil Ltda.                                    Brazil

Abbott Laboratories Limited                                            Canada

International Murex
 Technologies Corporation                                              Canada

Abbott Laboratories de Chile
 Limitada                                                              Chile

Ningbo Asia-Pacific Biotechnology, Ltd.                                China 25%

Abbott Laboratories de Colombia, S.A.                                  Colombia

Abbott Laboratories s.r.o.                                             Czech Republic

Murex Diagnostica, Spol. s.r.o.                                        Czech Republic

Abbott Laboratories A/S                                                Denmark

Murex Diagnostics A/S                                                  Denmark

Abbott Laboratorios del Ecuador, S.A.                                  Ecuador


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Abbott, S.A. de C.V.                                                   El Salvador

Abbott Investments Limited                                             England

Abbott Laboratories Limited                                            England

Abbott (UK) Holdings Limited                                           England

Abbott Laboratories Trustee
 Company Limited                                                       England

IMTC Holdings (UK) Limited                                             England

MediSense Britain, Ltd.                                                England

MediSense UK Ltd.                                                      England

Murex Biotech Limited (UK)                                             England

Specialist Diagnostica Limited                                         England

Abbott OY                                                              Finland

Abbott France S.A.                                                     France

Alcyon Analyzer S.A.                                                   France

MediSense France SARL                                                  France

Murex Diagnostics (France) S.A.                                        France

Abbott G.m.b.H.                                                        Germany

Abbott Diagnostics G.m.b.H                                             Germany

Murex Diagnostica GmbH                                                 Germany

Abbott Laboratories (Hellas) S.A.                                      Greece

Abbott Grenada Limited                                                 Grenada

Abbott Laboratorios, S.A.                                              Guatemala

Abbott Laboratories Limited                                            Hong Kong

Abbott Laboratories (Hungary) Ltd.                                     Hungary

Abbott Laboratories (India) Ltd.                                       India 51%

Abind Healthcare Private Limited                                       India

P. T. Abbott Indonesia                                                 Indonesia 97%

Abbott Laboratories, Ireland,                                          Ireland


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 Limited

Abbott Ireland Ltd.                                                    Ireland

Murex Medical Research Limited                                         Isle of Mann

Technology License Company Limited                                     Isle of Mann

Abbott S.p.A.                                                          Italy

Murex Diagnostici S.p.A.                                               Italy

Abbott West Indies Limited                                             Jamaica 51%

Consolidated Laboratories Limited                                      Jamaica

Abbott Japan K.K.                                                      Japan

Dainabot Co., Ltd.                                                     Japan 73%

Abbott Korea Limited                                                   Korea

Abbott Middle East S.A.R.L.                                            Lebanon

Abbott Laboratories
 (Malaysia) Sdn. Bhd.                                                  Malaysia

Abbott Laboratories de
 Mexico, S.A. de C.V.                                                  Mexico

Abbott Laboratories (Mozambique)
 Limitada                                                              Mozambique

Edisco B.V.                                                            The Netherlands

Abbott B.V.                                                            The Netherlands

Abbott Laboratories B.V.                                               The Netherlands

Abbott Finance B.V.                                                    The Netherlands

Abbott Holdings B.V.                                                   The Netherlands

MediSense Europe B.V.                                                  The Netherlands

MediSense Netherlands, B.V.                                            The Netherlands

IMTC Holdings B.V.                                                     The Netherlands

IMTC Finance B.V.                                                      The Netherlands

Murex Diagnostics Benelux B.V.                                         The Netherlands



Abbott Laboratories (N.Z.) Limited                                     New Zealand

Abbott Laboratories Nigeria Limited                                    Nigeria 40%

Abbott Norge A S                                                       Norway

Abbott Laboratories (Pakistan) Limited                                 Pakistan 83.42%

Abbott Laboratories, C.A.                                              Panama

Abbott Overseas, S.A.                                                  Panama

Abbott Laboratorios S.A.                                               Peru

Abbott Laboratories                                                    Philippines

102 E. de los Santos                                                   Philippines 40%

Union-Madison Realty Company, Inc.                                     Philippines 40%

Abbott Laboratories Sp. z.o.o.                                         Poland

Abbott Laboratorios, Limitada                                          Portugal

Abbott Laboratories (Singapore)
 Private Limited                                                       Singapore

Abbott Laboratories South Africa
 (Pty.) Limited                                                        South Africa

Abbott Laboratories, S.A.                                              Spain

Abbott Cientifica, S.A.                                                Spain

Abbott Scandinavia A.B.                                                Sweden

Abbott A.G.                                                            Switzerland

Abbott Laboratories S.A.                                               Switzerland

Abbott Finance Company S.A.                                            Switzerland

Abbott Laboratories Taiwan Limited                                     Taiwan

Abbott Laboratories Limited                                            Thailand

Abbott Laboratuarlari Ithalat Ihracat
 Ve Tecaret Limited Sirketi                                            Turkey

Abbott Laboratories Uruguay Limitada                                   Uruguay

Abbott Laboratories, C.A.                                              Venezuela

Medicamentos M & R, S.A.                                               Venezuela